Exhibit 10.3
AMENDMENT TO REGISTRATION RIGHTS AGREEMENT
This Amendment to Registration Rights Agreement, dated as of December 8,2023 (this “Amendment”), by and between Lincoln Bancorp, an Iowa corporation (the “Company”), and Castle Creek Capital Partners VII, LP, a Delaware limited partnership (the “Registration Rights Purchaser”), amends that certain Registration Rights Agreement, dated as of December 4,2018 (the “Registration Rights Agreement”), by and between the Company and the Registration Rights Purchaser.
WHEREAS, the Company and the Registration Rights Purchaser desire to amend the Registration Rights Agreement on the terms set forth in this Amendment.
NOW, THEREFORE, in consideration of the mutual covenants contained in this Amendment, and for other good and valuable consideration, the receipt and adequacy of which are hereby acknowledged, the Company and the Registration Rights Purchaser agree as follows:
1.Amendment to Filing Deadline Definition. The definition of “Filing Deadline” in Section 1 of the Registration Rights Agreement is hereby amended to change “the date that is the fifth (5th) anniversary of the Closing Date” to “December 31, 2025”.
2.Entire Agreement. Except as expressly amended by this Amendment, all of the terms and provisions of the Registration Rights Agreement are unchanged and remain in full force and effect. From and after the date of this Amendment, any reference to “this Agreement” or “hereto” in the Registration Rights Agreement and any reference to “the Registration Rights Agreement” in this Amendment or in any other document or instrument executed or delivered in connection therewith or herewith shall be construed as a reference to the Registration Rights Agreement as amended by this Amendment.
3.Counterparts. This Amendment may be executed in any number of counterparts, each of which shall be deemed an original as against any party whose signature appears thereon, and all of which together shall constitute one and the same instrument. This Amendment shall become binding when one or more counterparts hereof, individually or taken together, shall bear the signatures of all of the parties reflected hereon as the signatories. Photographic copies of such signed counterparts (including via fax or .pdf) or other electronic signatures may be used in lieu of the originals for any purpose.
4.Miscellaneous. The following section of the Registration Rights Agreement shall apply to this Amendment, mutatis mutandis as if such provisions were set forth herein at length: Section 8(n) (Governing Law and Jurisdiction).
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IN WITNESS WHEREOF, the parties have executed this Amendment as of the date first written above.

LINCOLN BANCORP

/s/ Emily J Curson
Name:	Emily J Curson
Title:	Interim CEO

CASTLE CREEK CAPITAL PARTNERS VII, LP
By: Castle Creek Capital VII LLC, its general partner

/s/ Spencer Cohn
Name:	Spencer Cohn
Title: Director